Nieuwejaarskraal (original)

S:\Elize\Agreement\Rockwell\Saxendrift BEE\ROCK2 EB1 Nieuwejaarskraal Sale of Shares Agr.DOC
02.10.08

SALE OF SHARES AGREEMENT

amongst

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

and

NIEUWEJAARSKRAAL (PROPRIETARY) LIMITED

TABACKS

TABLE OF CONTENTS

1. PARTIES 2
2. INTERPRETATION 2
3. INTRODUCTION 7
4. CONDITION PRECEDENT 8
5. SALE AND PURCHASE OF THE SHARES 8
6. PURCHASE PRICE 9
7. PAYMENT 9
8. CLOSING 9
9. WARRANTIES 10
10. BENEFIT AND RISK 11
11. TRANSACTION INDIVISIBLE 11
12. BREACH 11
13. MUTUAL SUPPORT 12
14. PARTIES NOT AFFECTED BY WAIVER OF BREACHES 12
15. VARIATIONS NOT EFFECTIVE UNLESS IN WRITING 13
16. COSTS 13
17. DOMICILIUM 13
18. AGREEMENT TO REMAIN BINDING 14
19. GOVERNING LAW 15
20. CONFIDENTIALITY 15
21. ARBITRATION 15
22. GENERAL 17

SALE OF SHARES AGREEMENT

1. **PARTIES**

1.1 **ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED**

1.2 **AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED**

1.3 **NIEUWEJAARSKRAAL (PROPRIETARY) LIMITED**

2. **INTERPRETATION**

2.1 The headnotes to the paragraphs in this Agreement are for reference purposes only and shall not affect the interpretation of any part hereof.

2.2 Unless inconsistent with the context, the words and expressions set forth below shall bear the following meanings:

"Act"	the Companies Act, 1973 (Act 61 of 1973), as amended from time to time
"Agreement"	this agreement together with the schedules thereto
"AVR"	Africa Vanguard Resources (Proprietary) Limited, registration number 2000/014503/07 or its nominee, both of which shall at all material times be an HDP
"Business Day"	any day other than a Saturday, Sunday or official public holiday in RSA

"Charter"	the charter on broad-based economic empowerment of HDPs in respect of the mining and mining-related industries published in terms of Section 100 of the MPRD Act
"Closing Date"	2 October 2008
"DME"	the Department of Minerals and Energy
"Effective Date"	1 July 2008
"Exchange Agreement"	the agreement to be entered into between RDI and AVR in respect of exchanging the Sale Shares for shares in RDI on the date that the provisions for the aforesaid swap will be implemented
"HDP"	an historically disadvantaged South African as defined in the Charter
"Minerals"	diamonds
"Minister"	the Minister of Minerals and Energy of the South African government from time to time
"MPRD Act"	the Minerals and Petroleum Resources Development Act, No. 28 of 2002, as amended

"Nieuwejaarskraal"	Nieuwejaarskraal (Proprietary) Limited, registration number 2005/041175/07
"Nieuwejaarskraal Sale Agreement"	the sale of shares agreement between Trans Hex Diamante Beperk, Trans Hex Operations (Proprietary) Limited, the Seller and RDI dated 3 March 2007, as amended
"Parties"	collectively the Seller and the Purchaser and "Party" shall mean either one of them as the context may require
"Purchase Price"	the purchase price for the Sale Shares referred to in 6
"Purchaser"	AVR
"RSA"	the Republic of South Africa
"Sale Shares"	26 ordinary shares of R1,00 each in the issued share capital of Nieuwejaarskraal, fully paid up and which will be beneficially owned by the Seller on the Effective Date, constituting 26% of the entire issued share capital of Nieuwejaarskraal
"Seller"	Rockwell Resources RSA (Proprietary) Limited, registration number 2005/023297/07

"Shareholders' Agreement"	the shareholders' agreement to be entered into amongst the Seller, the Purchaser and Nieuwejaarskraal
"Signature Date"	the date of last signature of this Agreement
"Transaction Agreements"	the Shareholders' Agreement, the Exchange Agreement and the Nieuwejaarskraal Sale Agreement collectively
"TSX"	the TSX Exchange

2.3 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.4 Unless inconsistent with the context, an expression which denotes:

2.4.1 any gender includes the other genders;

2.4.2 a natural person includes an artificial person and *vice versa*;

2.4.3 the singular includes the plural and *vice versa*.

2.5 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.5.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.5.2 a reference to "days" shall be construed as calendar days unless qualified by the word "business". Any reference to "business hours" shall be construed as being the hours between 08:30 and 17:00 on any Business Day. Any reference to time shall be based upon South African Standard Time;

2.5.3 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.5.4 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the subsequent Business Day;

2.5.5 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.5.6 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.5.7 any reference in this Agreement to this Agreement or to any other agreement or document shall be construed as a reference to this Agreement or (as the case may be) such other agreement or document, as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.5.8 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement;

2.5.9 references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

2.5.10 a reference to a Party includes that Party's successors-in-title and permitted assigns.

2.6 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of this Agreement, shall not apply.

2.7 The interpretation and/or application of any term or provision of this Agreement shall not be affected by the fact that this Agreement has for convenience and ease of reference been separated into parts.

2.8 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3. **<u>INTRODUCTION</u>**

3.1 On the Effective Date the Seller was the beneficial owner of the Sale Shares and was required to dispose of same in terms of the MPRD Act.

3.2 The Seller agreed to sell and the Purchaser agreed to purchase the Sale Shares upon the terms and conditions contained in this Agreement.

3.3 The Parties wish to record the terms and conditions of their agreement in writing.

4. **CONDITION PRECEDENT**

4.1 This entire Agreement (save for 1, 2, this 4, 12, 16, 17, 20 to 22 (inclusive) which shall be of immediate force and effect) is subject thereto that the Transaction Agreements shall have been entered into and become unconditional, save for the condition that this Agreement shall have become unconditional by no later than 2 October 2008.

4.2 The Parties shall, where it is within their power to do so, use their reasonable commercial endeavours to procure the fulfilment of the relevant condition as soon as possible after the Signature Date.

4.3 If the condition is not fulfilled by the date specified in 4.1 above, this Agreement (save for 1, 2, 4.2, 12, 16, 17, 20 to 22 (inclusive) which shall be of immediate force and effect) shall lapse and be of no force or effect and no Party shall have any claim against the other for anything done hereunder or arising hereout.

5. **SALE AND PURCHASE OF THE SHARES**

The Seller hereby sells to the Purchaser which hereby purchases the Sale Shares with effect from the Effective Date.

6. **PURCHASE PRICE**

The Purchase Price payable by the Purchaser to the Seller for the Sale Shares and shall be an amount of R26,00.

7. **PAYMENT**

The Purchaser shall make payment of the full amount constituting the Purchase Price in the amount of R26,00 no later than 3 Business Days after the Closing Date.

8. **CLOSING**

On the Closing Date at 10:00, the representatives of the Seller and the Purchaser shall meet at the offices of the Seller's attorneys for purposes of a closing meeting ("Closing Meeting"). At the Closing Meeting:

8.1 the Seller shall deliver to the Purchaser:

8.1.1 certificates in respect of the Sale Shares together with a currently dated transfer form relating thereto, duly signed by the Seller and in blank as to the transferee;

8.1.2 a certified copy of a resolution of the directors of Nieuwejaarskraal:

8.1.2.1 approving the transfer of the Sale Shares to the Purchaser; and

8.1.2.2 appointing the nominee of the Purchaser as a director of Nieuwejaarskraal;

8.2 the Purchaser shall deliver to the Seller a copy of a resolution duly authorising it to enter into this Agreement, the Transaction Agreements and

authorising the signatory to execute all of the forementioned on its behalf, no later than 17 October 2008.

9. **WARRANTIES**

9.1 The Seller gives the Purchaser no warranties whatsoever in respect of Nieuwejaarskraal, save to state that:

9.1.1 it being agreed that the Purchaser is aware of the extent and ambit of the warranties given to the Seller in terms of the Nieuwejaarskraal Sale Agreement;

9.1.2 it is the sole and beneficial owner of the Sale Shares on the Closing Date;

9.1.3 it is and will be duly authorised to dispose and deliver the Sale Shares on the Closing Date to the Purchaser; and

9.1.4 the Sale Shares will not be encumbered in any way whatsoever, whether as a result of a prior pledge, cession, charge and/or any other arrangement, howsoever arising and of whatsoever nature.

Save for the warranties set out herein, the Seller gives no other warranties whatsoever in respect of the Sale Shares.

9.2 In the event of a breach of the warranties given to the Seller in terms of the Nieuwejaarskraal Sale Agreement, the Seller undertakes in favour of the Purchaser, and if so required by the Purchaser in writing, at the Purchaser's cost, to enforce all such rights as it may have had under the aforesaid warranties to the extent of the Purchaser's pro rata portion and shall transfer, make-over and cede any such benefits to the extent of the

Purchaser's pro rata portion (if any) recovered pursuant to such enforcement procedures to the Purchaser.

9.3 The sale of the Sale Shares contemplated herein accordingly is being undertaken on a "*voetstoots*" basis, save as otherwise recorded in this 9.

10. **BENEFIT AND RISK**

The ownership, benefit in and risk in and to the Sale Shares shall pass to the Purchaser with effect from the Effective Date.

11. **TRANSACTION INDIVISIBLE**

All the transactions and arrangements contained or contemplated by this Agreement together with those set out in the Transaction Agreements constitute a single and indivisible transaction.

12. **BREACH**

Should either of the Parties ("Defaulting Party") commit a breach of any of the provisions hereof, then the other Party ("Aggrieved Party") shall be obliged to give the Defaulting Party 14 days written notice to remedy the breach. If the Defaulting Party fails to comply with such notice, the Aggrieved Party shall be entitled to cancel this Agreement against the Defaulting Party or to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the Aggrieved Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the Aggrieved Party shall not be entitled to cancel this Agreement for any breach by the Defaulting Party unless

such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the Defaulting Party fails to pay the amount concerned within 14 days after such amount has been determined.

13. MUTUAL SUPPORT

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

14. PARTIES NOT AFFECTED BY WAIVER OF BREACHES

14.1 The waiver (whether expressed or implied) by any Party of any breach of the terms or conditions of this Agreement by any of the other Parties shall not prejudice any remedy of the waiving Party in respect of any continuing or other breach of the terms and conditions hereof.

14.2 No failure, delay, relaxation or indulgence on the part of any Party in exercising any power or right conferred on such Party in terms of this Agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any such power or right preclude any other or further exercises thereof or the exercise of any other power or right under this Agreement.

14.3 The expiry or termination of this Agreement shall not prejudice the rights of any Party in respect of any antecedent breach or non-performance by the other Party of any of the terms or conditions hereof.

15. **VARIATIONS NOT EFFECTIVE UNLESS IN WRITING**

No variation, modification or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any way be of any force or effect unless confirmed in writing and signed by the Parties and then such variation, modification, waiver or consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given.

16. **COSTS**

16.1 Each of the Parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this Agreement.

16.2 Any stamp duty payable in connection with the transfer of the Sale Shares shall be borne and paid by the Purchaser.

17. **DOMICILIUM**

17.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

Seller:
Level 0, "Wilds View"
Isle of Houghton
cnr Boundary & Carse O'Gowrie Road
Houghton Estate
Johannesburg
Fax no.: (011) 481-7235

Purchaser:
1st Floor, Block B
Cullinan Place
Cullinan Close
Morningside
Sandton
Fax: (011) 463-3430

Nieuwejaarskraal: Level 0, "Wilds View"
Isle of Houghton
cnr Boundary & Carse O'Gowrie Road
Houghton Estate
Johannesburg
Fax no.: (011) 481-7235

17.2 Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the RSA, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

17.3 All notices, demands, communications or payments intended for any Party shall be made or given at such Party's domicilium for the time being.

17.4 A notice sent by one Party to another Party shall be deemed to be received:

17.4.1 on the same day, if delivered by hand;

17.4.2 on the same day of transmission if sent by telex or telefax and if sent by telefax with receipt received confirming completion of transmission;

17.4.3 on the seventh day after posting, if sent by prepaid registered mail.

17.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

18. **AGREEMENT TO REMAIN BINDING**

The provisions of this Agreement shall be and shall remain binding on the heirs, successors and assigns (to the extent permitted) of the Parties hereto, and the respective administrators and trustees of their deceased estates.

19. GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of the RSA. Furthermore the Parties hereto hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Witwatersrand Local Division) in regard to such matters arising from this Agreement not specifically regulated otherwise.

20. CONFIDENTIALITY

20.1 No Party shall publish any announcement of this transaction through any of the media until the others of them shall have approved in writing the proposed announcement.

20.2 All information or documents which may be made available to the Purchaser in connection with the business, whether prior to or after the signing of this Agreement, shall be kept in the strictest confidence.

21. ARBITRATION

21.1 Any dispute between the Parties in regard to:

21.1.1 the interpretation of;

21.1.2 the effect of;

21.1.3 the Parties' respective rights and obligations under;

21.1.4 a breach of;

21.1.5 any matter arising out of;

this Agreement shall be decided by arbitration in the manner set out in this clause.

21.2 The said arbitration shall be held subject to the provisions of this clause:

21.2.1 at Sandton;

21.2.2 informally;

21.2.3 otherwise in accordance with the provisions of the Arbitration Act No. 42 of 1965, as amended;

it being the intention that if possible it shall be held and concluded within 21 Business Days after it has been demanded.

21.3 The arbitrator shall be if the question in issue is:

21.3.1 primarily an accounting matter an independent chartered accountant of not less than 10 years standing agreed upon between the Parties;

21.3.2 primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

21.3.3 any other matter an independent person agreed upon between the Parties.

21.4 If the Parties cannot agree upon a particular arbitrator in terms of 21.3 above within 7 Business Days after the arbitration has been demanded, the nomination in terms of 21.3.1, 21.3.2 and 21.3.3, as the case may be, shall be made by the President of the Law Society of the Northern Provinces within 7 days after the Parties have so failed to agree.

21.5 The Parties irrevocably agree that the decision, in the absence of manifest error, in these arbitration proceedings:

21.5.1 shall be binding on them,

21.5.2 shall be carried into effect,

21.5.3 may be made an order of any Court of competent jurisdiction.

22. **GENERAL**

22.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter hereof.

22.2 No party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

22.3 No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

22.4 No indulgence which either of the Parties ("the grantor") may grant to the other Party ("the grantee(s)") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee(s) which might have arisen in the past or which might arise in the future.

22.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

22.6 No Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Parties.

22.7 This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

THUS DONE and SIGNED at SANDTON on this the 2 day of OCTOBER 2008.

For and on behalf of

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

by

who warrants his authority hereto

THUS DONE and SIGNED at Sandton on this the 2 day of October 2008.

For and on behalf of

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

by

who warrants his authority hereto

THUS DONE and SIGNED at SANDTON on this the 2 day of OCTOBER 2008.

For and on behalf of

NIEUWEJAARSKRAAL (PROPRIETARY) LIMITED

by

who warrants his authority hereto